UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 10, 2006, Monster Worldwide, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating that the Company violated Nasdaq Marketplace Rule 4310(c)(14) because it had not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2006 in a timely manner.  Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.  In addition, Nasdaq Marketplace Rule 4804(c) requires the Company to present its views with respect to this deficiency to the Nasdaq Listing Qualifications Panel in writing no later than November 17, 2006.  The Company issued a press release on November 14, 2006 disclosing its receipt of this Nasdaq Staff Determination notice.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, the Company received an initial Nasdaq Staff Determination notice on August 14, 2006 indicating that the Company’s securities would be delisted from the Nasdaq Stock Market unless the Company requested a hearing before a Nasdaq Listing Qualifications Panel.  Accordingly, the Company requested a hearing before a hearing panel to review the initial Nasdaq Staff Determination notice.  In October 2006, a Nasdaq Listing Qualifications Panel granted the Company’s request for continued listing of the Company’s securities on The NASDAQ Stock Market.  Monster Worldwide’s continued listing is subject to certain conditions, including, on or before December 13, 2006, the Company must file its Form 10-Q for the quarter ended June 30, 2006, as well as any necessary restatements.

A copy of the press release relating thereto is filed herewith as Exhibit 99.1.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1	Press release issued on November 14, 2006 by Monster Worldwide, Inc.

(All other items on this report are inapplicable.)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ CHARLES BAKER
Charles Baker
Chief Financial Officer

Dated: November 14, 2006